Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(62,454,115)
Unrealized Gain (Loss) on Market Value of Futures	(7,752,625)
Dividend Income	(116)
Interest Income	196,253
ETF Transaction Fees	23,000
Total Income (Loss)	$(69,987,603)

Expenses
General Partner Management Fees	$228,140
Professional Fees	112,000
Brokerage Commissions	144,212
Non-interested Directors' Fees and Expenses	2,834
Prepaid Insurance Expense	2,023
NYMEX License Fee	5,704
SEC & FINRA Registration Expense	30,968
Total Expenses	$525,881
Net Income (Loss)	$(70,513,484)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$470,843,779
Additions (32,200,000 Shares)	224,589,525
Withdrawals (12,000,000 Shares)	(83,664,565)
Net Income (Loss)	(70,513,484)

Net Asset Value End of Month	$541,255,255
Net Asset Value Per Share (80,566,476 Shares)	$6.72

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612